UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

MPLX LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(Address of principal executive offices, including zip code)

(419) 672-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Second Amended and Restated Distribution Agreement

On August 4, 2016, MPLX LP (the “Partnership”) and MPLX GP LLC, the general partner of the Partnership (the “General Partner”), entered into a Second Amended and Restated Distribution Agreement (the “Second Amended and Restated Distribution Agreement”), by and among the Partnership, M&R MWE Liberty, LLC (the “Selling Unitholder”) and the General Partner and each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as agents (collectively, the “Sales Agents”). The Second Amended and Restated Distribution Agreement amended and restated that certain Amended and Restated Distribution Agreement, dated as of March 4, 2016, to which the Partnership and the General Partner were parties.

The Second Amended and Restated Distribution Agreement was entered into to add the Selling Unitholder as a party pursuant to the Registration Rights Agreement, dated as of December 4, 2015, between the Partnership and Selling Unitholder, which was entered into in connection with the Partnership’s acquisition of MarkWest Energy Partners, L.P., and to increase the number of common units representing limited partner interests in the Partnership (“Common Units”) available to be issued and sold by the Partnership through the Sales Agents. The Selling Unitholder may, from time to time, sell up to 16,714,547 Common Units and the Partnership may, from time to time, issue and sell Common Units having an aggregate offering price of up to $1,181,240,389, in each case, pursuant to the terms of the Second Amended and Restated Distribution Agreement.

The sales, if any, of Common Units under the Second Amended and Restated Distribution Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, including sales made by means of ordinary brokers’ transactions through the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, in each case, at market prices, in block transactions or as otherwise agreed between us and any Sales Agent. Furthermore, Common Units may be sold to any Sales Agent as principal for its own account at a price agreed upon at the time of the sale. If the Partnership or the Selling Unitholder sells Common Units to any Sales Agent as principal, the Partnership or Selling Unitholder, as the case may be, will enter into a separate terms agreement with the Sales Agent.

The Partnership or the Selling Unitholder, as the case may be, will pay the Sales Agents a commission at a fixed rate of up to 2% of the gross sales price per Common Unit. In addition, the Partnership has agreed to pay certain of the Sales Agents’ and the Selling Unitholder’s expenses incurred in connection with the offering. The Common Units will be sold pursuant to the Partnership’s shelf registration statements (the “Registration Statements”) on Form S-3 (Registration Nos. 333-203067 and 333-211397) filed on March 27, 2015 and May 16, 2016 with the Securities and Exchange Commission (the “Commission”). The Company filed a prospectus supplement, dated August 4, 2016, with the Commission in connection with the offer and sale of Common Units to the prospectuses, dated April 15, 2015 and July 19, 2016, and contained in the Registration Statements.

The Second Amended and Restated Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Second Amended and Restated Distribution Agreement is qualified in its entirety by reference to such exhibit.

Exhibits to Registration Statement

The Partnership is filing herewith the Second Amended and Restated Distribution Agreement and opinion of Jones Day as exhibits to the Registration Statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Second Amended and Restated Distribution Agreement, dated as of August 4, 2016, by and among the Partnership, the General Partner, the Selling Unitholder and each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: August 4, 2016	By:	/s/ Nancy K. Buese
	Name:	Nancy K. Buese
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Second Amended and Restated Distribution Agreement, dated as of August 4, 2016, by and among the Partnership, the General Partner, the Selling Unitholder and each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)